Exhibit 99.1

1 Becton Drive

Franklin Lakes, NJ 07417

www.bd.com

Contact:

Monique N. Dolecki, Investor Relations – 201-847-5378

Kristen Cardillo, Corporate Communications – 201-847-5657

BD ANNOUNCES RESULTS FOR 2016 FOURTH FISCAL QUARTER AND FULL YEAR;

PROVIDES FISCAL 2017 GUIDANCE

•	As reported, full fiscal year revenues of $12.483 billion increased 21.4 percent. On a comparable, currency-neutral basis, organic adjusted revenues grew 4.3 percent for the full year.

•	As reported, full fiscal year diluted earnings per share of $4.49 increased 34.0 percent.

•	As adjusted, full fiscal year diluted earnings per share of $8.59 increased 20.0 percent, or 29.1 percent on a currency-neutral basis.

•	As reported, the Company expects full fiscal year 2017 diluted earnings per share to be between $7.23 and $7.33, which represents growth of 61.0 to 63.0 percent.

•	As adjusted, the Company expects full fiscal year 2017 diluted earnings per share to be between $9.62 and $9.72 on a currency-neutral basis, which represents growth of 12.0 to 13.0 percent. Including the estimated unfavorable impact from foreign currency, the Company expects adjusted diluted earnings per share to be between $9.45 and $9.55, which represents growth of approximately 10.0 to 11.0 percent.

Franklin Lakes, NJ (November 3, 2016) – BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today announced quarterly revenues of $3.231 billion, as reported, for the fourth fiscal quarter ended September 30, 2016, an increase of 5.6 percent over the prior-year period revenues. On a comparable, currency-neutral basis, fourth quarter organic adjusted revenues grew 6.4 percent. For the full fiscal year ended September 30, 2016, as reported, revenues of $12.483 billion increased 21.4 percent over the prior-year as reported. On a comparable, currency-neutral basis, full fiscal year organic adjusted revenues grew 4.3 percent.

“We are extremely proud of our accomplishments during our first fiscal year as the ‘new’ BD,” said Vincent A. Forlenza, Chairman, CEO and President. “Our solid revenue growth and continued margin expansion allow us to invest in innovation while delivering double-digit increases in earnings. We look forward to fiscal 2017 with confidence as we continue to focus on improving outcomes, expanding access to care, lowering costs and optimizing safety, which will ultimately enrich our purpose of advancing the world of health.”

Fourth Quarter and Full Year Fiscal 2016 Operating Results

As reported, diluted earnings per share for the fourth quarter were $0.09, compared with $0.84 as reported in the prior-year period. This represents a decrease of 89.3 percent and is primarily due to charges related to the attainment of cost synergies. Adjusted diluted earnings per share were $2.12, compared with $1.94 in the prior-year period. This represents an increase in adjusted diluted earnings per share of 9.3 percent, or 16.5 percent on a currency-neutral basis.

For the full fiscal year ended September 30, 2016, as reported, diluted earnings per share were $4.49, compared with $3.35 as reported in the prior-year period. This represents an increase of 34.0 percent. Adjusted diluted earnings per share were $8.59, compared with $7.16 in the prior-year period. This represents an increase in adjusted diluted earnings per share of 20.0 percent, or 29.1 percent on a currency-neutral basis.

Segment Results

In the BD Medical segment, as reported, worldwide revenues for the quarter were $2.235 billion, an increase of 7.3 percent over the prior-year period revenues. As adjusted, BD Medical revenues of $2.237 billion grew 7.9 percent on a comparable, currency-neutral basis. The segment’s revenue growth reflects strong performance in the Medication Management Solutions and Medication and Procedural Solutions units, and solid results in the Pharmaceutical Systems and Diabetes Care units. Strong performance in the Respiratory Solutions unit was aided, in part, by a favorable comparison to the prior year, as expected.

For the twelve-month period ended September 30, 2016, BD Medical revenues were $8.654 billion as reported, an increase of 34.0 percent over the prior-year period revenues as reported. As adjusted, BD Medical revenues of $8.669 billion grew 4.7 percent on a comparable, currency-neutral basis.

In the BD Life Sciences segment, as reported, worldwide revenues for the quarter were $996 million, an increase of 2.1 percent over the prior-year period revenues, or an increase of 2.7 percent on a currency-neutral basis. The segment’s revenue growth reflects solid performance in the Preanalytical Systems and Biosciences units. Within the Biosciences unit, strong growth in the research platform in the U.S. was partially offset by continued declines in Africa, as previously communicated. Growth in the Diagnostic Systems unit was impacted, in part, by the timing of installations of the BD Kiestra™ lab automation system that benefited the third fiscal quarter of fiscal 2016, in conjunction with a tough comparison to the prior-year period.

For the twelve-month period ended September 30, 2016, BD Life Sciences revenues were $3.829 billion as reported, an increase of 0.2 percent over the prior-year period revenues as reported, and an increase of 3.4 percent on a currency-neutral basis.

Geographic Results

As reported, fourth quarter revenues in the U.S. were $1.748 billion, an increase of 7.1 percent over the prior-year period revenues as reported. As adjusted, revenues in the U.S. of $1.751 billion increased 7.2 percent on a comparable basis. Within the BD Medical segment, growth was driven by strong performance across the Medication Management Solutions, Medication and Procedural Solutions, and Pharmaceutical Systems units. Growth in BD Life Sciences was driven by strong performance across the segment.

As reported, revenues outside of the U.S. were $1.483 billion, representing an increase of 3.9 percent over the prior-year period revenues as reported, or an increase of 5.2 percent on a currency-neutral basis. International revenue growth reflects strong growth in the BD Medical segment. Within the BD Medical segment, results were driven by double-digit growth in China, strength in dispensing and infusion, and sales of safety-engineered products. Growth in the BD Medical segment was aided, in part, by the aforementioned favorable comparison to the prior year period in the Respiratory Solutions unit. BD Life Sciences segment revenues were about flat when compared with the prior-year period revenues. Results in the BD Life Sciences segment were impacted by the aforementioned tough comparison to the prior-year period related to the timing of installations of the BD Kiestra™ lab automation system, and continued declines in Africa within the Biosciences unit.

For the twelve-month period ended September 30, 2016, U.S. revenues were $6.893 billion as reported, an increase of 36.0 percent over the prior-year period revenues as reported. As adjusted, revenues in the U.S. of $6.907 billion grew 4.4 percent on a comparable basis. As reported, revenues outside of the U.S. were $5.590 billion, an increase of 7.2 percent over the prior-year period revenues as reported. On a comparable, currency-neutral basis, revenues outside the U.S. grew 4.2 percent.

Fiscal 2017 Outlook for Full Year

As reported, the Company expects full fiscal year 2017 revenues to decrease 3.0 to 3.5 percent, primarily due to the divestiture of the Respiratory Solutions business that was completed in October 2016. The Company estimates full fiscal year 2017 revenues will increase 4.5 to 5.0 percent on a comparable, currency-neutral basis that excludes Respiratory Solutions and other closed divestitures in fiscal years 2016 and 2017.

As reported, the Company expects full fiscal year 2017 diluted earnings per share to be between $7.23 and $7.33, which represents growth of 61.0 to 63.0 percent. The Company expects adjusted diluted earnings per share to be between $9.62 and $9.72 on a currency-neutral basis, which represents growth of 12.0 to 13.0 percent including an estimated 1.5 percentage points of dilution related to the Respiratory Solutions divestiture. Including the estimated unfavorable impact from foreign currency, the Company expects adjusted diluted earnings per share to be between $9.45 and $9.55, which represents growth of approximately 10.0 to 11.0 percent over fiscal 2016 adjusted diluted earnings per share of $8.59. Adjusted diluted earnings per share excludes, among other specified items, the non-cash amortization of intangible assets.

Conference Call Information

A conference call regarding BD’s fourth quarter results will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Thursday, November 3, 2016. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-585-8367 (domestic) and 1-404-537-3406 (international) through the close of business on Thursday, November 10, 2016, confirmation number 94169710.

Non-GAAP Financial Measures/Financial Tables

This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

All “comparable” basis revenue growth rates relating to fiscal year 2016 presented throughout this release include the results of CareFusion Corporation (“CareFusion”) in the current and prior-year periods. Adjusted revenues for the current and prior-year periods for the Company and the Medical segment in the U.S. exclude the amortization of a write down of deferred revenue made in connection with our acquisition of CareFusion, which served to lower reported revenues for each period. Adjusted revenue growth rates presented on a comparable basis reflect the aforementioned adjustments and further exclude the impact of a distribution agreement change in the Respiratory Solutions unit. Adjusted revenue growth rates presented on an “organic” comparable basis reflect the aforementioned adjustments and are further adjusted for closed acquisitions and divestitures. Current and prior-year adjusted diluted earnings per share results exclude the impact of purchase accounting adjustments (including the non-cash amortization of acquisition-related intangible assets); and integration, restructuring and transaction costs. Prior-year adjusted diluted earnings per share results also excludes the impact of financing costs; a litigation-related charge and the dilutive impact of shares issued in the CareFusion acquisition prior to the consolidation of its operating results beginning on April 1, 2015. We also provide these measures on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. Reconciliations of these amounts to the most directly comparable GAAP measures are included in the tables at the end of this release.

About BD

BD is a global medical technology company that is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. BD leads in patient and health care worker safety and the technologies that enable medical research and clinical laboratories. The company provides innovative solutions that help advance medical research and genomics, enhance the diagnosis of infectious disease and cancer, improve medication management, promote infection prevention, equip surgical and interventional procedures, and support the management of diabetes. The company partners with organizations around the world to address some of the most challenging global health issues. BD has more than 40,000 associates across 50 countries who work in close collaboration with customers and partners to help enhance outcomes, lower health care delivery costs, increase efficiencies, improve health care safety and expand access to health. For more information on BD, please visit bd.com.

***

This press release, including the section entitled “Fiscal 2017 Outlook for Full Year”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to: risks relating to the integration of CareFusion’s operations, products and employees into BD and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe; potential cuts in governmental healthcare spending, which could result in reduced demand for our product or downward pricing pressure; measures to contain healthcare costs; adverse changes in regional, national or foreign economic conditions, including any impact on our ability to access credit markets and finance our operations, the demand for our products and services as a result of reduced government funding, lower utilization rates or otherwise, or our suppliers’ ability to provide products needed for our operations; changes in interest or foreign currency exchange rates; our ability to successfully integrate any businesses we acquire; the adverse impact of cyber-attacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; interruptions in our supply chain or manufacturing processes; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; adverse changes in geopolitical conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; efficacy or safety concerns relating to product recalls; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; new or changing laws and regulations impacting our business or changes in enforcement practices with respect to such laws; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform, including changes in government pricing and reimbursement policies or other cost containment reforms; the effects of potential pandemic diseases; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended September 30,
	2016	2015	% Change
REVENUES	$3,231	$3,059	5.6

Cost of products sold	1,679	1,630	3.0
Selling and administrative expense	796	756	5.3
Research and development expense	253	196	29.3
Acquisitions and other restructurings	407	182	NM

TOTAL OPERATING COSTS AND EXPENSES	3,135	2,764	13.4

OPERATING INCOME	96	296	(67.5)

Interest expense	(95)	(99)	(3.9)
Interest income	7	(5)	NM
Other income (expense), net	1	(2)	NM

INCOME BEFORE INCOME TAXES	9	190	(95.2)

Income tax (benefit) provision	(10)	9	NM

NET INCOME	$19	$181	(89.6)

EARNINGS PER SHARE

Basic Earnings per Share	$0.09	$0.86	(89.5)
Diluted Earnings per Share	$0.09	$0.84	(89.3)

AVERAGE SHARES OUTSTANDING (in thousands)

Basic	213,571	210,985
Diluted	217,916	215,719

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in millions, except share and per share data)

	Twelve Months Ended September 30,
	2016	2015	% Change
REVENUES	$12,483	$10,282	21.4

Cost of products sold	6,492	5,587	16.2
Selling and administrative expense	3,005	2,563	17.3
Research and development expense	828	632	31.2
Acquisitions and other restructurings	728	426	70.8

TOTAL OPERATING COSTS AND EXPENSES	11,053	9,207	20.0

OPERATING INCOME	1,430	1,074	33.1

Interest expense	(388)	(371)	4.5
Interest income	21	15	36.0
Other income, net	11	21	(44.5)

INCOME BEFORE INCOME TAXES	1,074	739	45.3

Income tax provision	97	44	NM

NET INCOME	$976	$695	40.5

EARNINGS PER SHARE

Basic Earnings per Share	$4.59	$3.43	33.8
Diluted Earnings per Share	$4.49	$3.35	34.0

AVERAGE SHARES OUTSTANDING (in thousands)

Basic	212,702	202,537
Diluted	217,536	207,509

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES

Three Months Ended September 30,

(Unaudited; Amounts in millions)

	A	B	C	D	E=(A-B)/B	F=(C-D)/D
	As Reported		Adjusted		% Change
	2016	2015	2016	2015	Reported	Adjusted
BD MEDICAL
Medication and Procedural Solutions	$511	$481	$511	$481	6.2	6.2
Medication Management Solutions	430	390	430	390	10.3	10.3
Diabetes Care	135	130	135	130	3.8	3.8
Pharmaceutical Systems	85	78	85	78	10.1	10.1
Respiratory Solutions	136	133	136	133	2.1	2.1
Deferred Revenue Adjustment *	(3)	(8)	—	—	(64.1)	—

TOTAL	$1,294	$1,203	$1,297	$1,211	7.6	7.1

BD LIFE SCIENCES
Preanalytical Systems	$182	$173	$182	$173	5.0	5.0
Diagnostic Systems	153	146	153	146	5.1	5.1
Biosciences	119	110	119	110	8.0	8.0

TOTAL	$454	$429	$454	$429	5.8	5.8

TOTAL UNITED STATES	$1,748	$1,632	$1,751	$1,640	7.1	6.7

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL

Three Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	A	B	C	D=(A-B)/B	E=(A-B-C)/B
	As Reported		FX	% Change
	2016	2015	Impact	Reported	FXN
BD MEDICAL
Medication and Procedural Solutions	$372	$356	$(9)	4.5	7.1
Medication Management Solutions	107	89	(3)	19.8	23.4
Diabetes Care	131	127	—	3.1	3.3
Pharmaceutical Systems	265	254	1	4.1	3.6
Respiratory Solutions	67	54	—	23.7	24.3

TOTAL	$941	$880	$(12)	6.9	8.2

BD LIFE SCIENCES
Preanalytical Systems	$177	$175	$(4)	0.7	2.9
Diagnostic Systems	189	196	(1)	(3.8)	(3.1)
Biosciences	177	176	(1)	0.8	1.5

TOTAL	$542	$547	$(6)	(0.9)	0.3

TOTAL INTERNATIONAL	$1,483	$1,427	$(18)	3.9	5.2

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL

Three Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	A	B	C	D	E	F=(A-B)/B	G=(A-B-E)/B	H=(C-D)/D	I=(C-D-E)/D
						% Change
	As Reported		Adjusted		FX				Adjusted
	2016	2015	2016	2015	Impact	Reported	FXN	Adjusted	FXN
BD MEDICAL
Medication and Procedural Solutions	$882	$836	$882	$836	$(9)	5.5	6.6	5.5	6.6
Medication Management Solutions	537	479	537	479	(3)	12.1	12.8	12.1	12.8
Diabetes Care	266	257	266	257	—	3.5	3.6	3.5	3.6
Pharmaceutical Systems	350	332	350	332	1	5.5	5.1	5.5	5.1
Respiratory Solutions	203	187	203	187	—	8.3	8.5	8.3	8.5
Deferred Revenue Adjustment *	(3)	(8)	—	—	—	(64.1)	(64.1)	—	—

TOTAL	$2,235	$2,083	$2,237	$2,091	$(12)	7.3	7.8	7.0	7.6

BD LIFE SCIENCES
Preanalytical Systems	$359	$349	$359	$349	$(4)	2.8	4.0	2.8	4.0
Diagnostic Systems	342	342	342	342	(1)	—	0.4	—	0.4
Biosciences	296	286	296	286	(1)	3.6	4.0	3.6	4.0

TOTAL	$996	$976	$996	$976	$(6)	2.1	2.7	2.1	2.7

TOTAL REVENUES	$3,231	$3,059	$3,234	$3,067	$(18)	5.6	6.2	5.4	6.0

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES

Twelve Months Ended September 30,

(Unaudited; Amounts in millions)

	A	B	C	D	E=(A-B)/B	F=(C-D)/D
	As Reported		Adjusted		% Change
	2016	2015	2016	2015	Reported	Adjusted
BD MEDICAL
Medication and Procedural Solutions	$1,959	$1,483	$1,959	$1,483	32.1	32.1
Medication Management Solutions	1,791	832	1,791	832	NM	NM
Diabetes Care	521	491	521	491	6.0	6.0
Pharmaceutical Systems	328	304	328	304	7.8	7.8
Respiratory Solutions	560	297	560	297	88.6	88.6
Deferred Revenue Adjustment *	(14)	(20)	—	—	(29.3)	—

TOTAL	$5,144	$3,386	$5,159	$3,407	51.9	51.4

BD LIFE SCIENCES
Preanalytical Systems	$715	$689	$715	$689	3.7	3.7
Diagnostic Systems	600	592	600	592	1.4	1.4
Biosciences	433	402	433	402	7.9	7.9

TOTAL	$1,748	$1,683	$1,748	$1,683	3.9	3.9

TOTAL UNITED STATES	$6,893	$5,069	$6,907	$5,090	36.0	35.7

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL

Twelve Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	A	B	C	D=(A-B)/B	E=(A-B-C)/B
	As Reported		FX	% Change
	2016	2015	Impact	Reported	FXN
BD MEDICAL
Medication and Procedural Solutions	$1,454	$1,367	$(104)	6.4	14.0
Medication Management Solutions	419	201	(24)	NM	NM
Diabetes Care	502	521	(34)	(3.6)	2.9
Pharmaceutical Systems	872	863	(28)	0.9	4.2
Respiratory Solutions	263	122	(10)	NM	NM

TOTAL	$3,510	$3,074	$(199)	14.2	20.7

BD LIFE SCIENCES
Preanalytical Systems	$694	$701	$(53)	(1.0)	6.6
Diagnostic Systems	701	708	(41)	(1.0)	4.8
Biosciences	685	730	(30)	(6.1)	(2.1)

TOTAL	$2,080	$2,139	$(123)	(2.7)	3.0

TOTAL INTERNATIONAL	$5,590	$5,213	$(322)	7.2	13.4

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL

Twelve Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	A	B	C	D	E	F=(A-B)/B	G=(A-B-E)/B	H=(C-D)/D	I=(C-D-E)/D
						% Change
	As Reported		Adjusted		FX				Adjusted
	2016	2015	2016	2015	Impact	Reported	FXN	Adjusted	FXN
BD MEDICAL
Medication and Procedural Solutions	$3,413	$2,850	$3,413	$2,850	$(104)	19.8	23.4	19.8	23.4
Medication Management Solutions	2,210	1,033	2,210	1,033	(24)	NM	NM	NM	NM
Diabetes Care	1,023	1,012	1,023	1,012	(34)	1.1	4.4	1.1	4.4
Pharmaceutical Systems	1,199	1,167	1,199	1,167	(28)	2.7	5.1	2.7	5.1
Respiratory Solutions	824	419	824	419	(10)	96.8	99.1	96.8	99.1
Deferred Revenue Adjustment *	(14)	(20)	—	—	—	(29.3)	(29.3)	—	—

TOTAL	$8,654	$6,460	$8,669	$6,480	$(199)	34.0	37.0	33.8	36.8

BD LIFE SCIENCES
Preanalytical Systems	$1,409	$1,391	$1,409	$1,391	$(53)	1.3	5.2	1.3	5.2
Diagnostic Systems	1,301	1,299	1,301	1,299	(41)	0.1	3.3	0.1	3.3
Biosciences	1,119	1,132	1,119	1,132	(30)	(1.2)	1.5	(1.2)	1.5

TOTAL	$3,829	$3,822	$3,829	$3,822	$(123)	0.2	3.4	0.2	3.4

TOTAL REVENUES	$12,483	$10,282	$12,497	$10,302	$(322)	21.4	24.5	21.3	24.4

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE ADJUSTED REVENUE CHANGE - UNITED STATES

Three Months Ended September 30,

(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F=D+E	G	H=F+G	I=(C-H)/H
		Deferred			Deferred			Comparable	Comparable
	Reported	Revenue	Adjusted	Reported	Revenue	Adjusted	Respiratory	Historical	Adjusted
	2016	Adjustment	2016	2015	Adjustment	2015	Adjustment **	2015	% Change
BD MEDICAL
Medication and Procedural Solutions	$511	$—	$511	$481	$—	$481	$—	$481	6.2
Medication Management Solutions	430	—	430	390	—	390	—	390	10.3
Diabetes Care	135	—	135	130	—	130	—	130	3.8
Pharmaceutical Systems	85	—	85	78	—	78	—	78	10.1
Respiratory Solutions	136	—	136	133	—	133	(7)	126	7.7
Deferred Revenue Adjustment *	(3)	3	—	(8)	8	—	—	—	—

TOTAL	$1,294	$3	$1,297	$1,203	$8	$1,211	$(7)	$1,204	7.7

BD LIFE SCIENCES
Preanalytical Systems	$182	$—	$182	$173	$—	$173	$—	$173	5.0
Diagnostic Systems	153	—	153	146	—	146	—	146	5.1
Biosciences	119	—	119	110	—	110	—	110	8.0

TOTAL	$454	$—	$454	$429	$—	$429	$—	$429	5.8

TOTAL UNITED STATES	$1,748	$3	$1,751	$1,632	$8	$1,640	$(7)	$1,633	7.2

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.
**	To reflect the impact of a distribution agreement change in the Respiratory Solutions unit that occurred toward the end of fiscal 2015, as if it had occurred as of October 1, 2014.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO FXN REVENUE CHANGE - INTERNATIONAL

Three Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	A	B	C	D=(A-B-C)/B
	Reported	Reported	FX	FXN
	2016	2015	Impact	% Change
BD MEDICAL
Medication and Procedural Solutions	$372	$356	$(9)	7.1
Medication Management Solutions	107	89	(3)	23.4
Diabetes Care	131	127	—	3.3
Pharmaceutical Systems	265	254	1	3.6
Respiratory Solutions	67	54	—	24.3

TOTAL	$941	$880	$(12)	8.2

BD LIFE SCIENCES
Preanalytical Systems	$177	$175	$(4)	2.9
Diagnostic Systems	189	196	(1)	(3.1)
Biosciences	177	176	(1)	1.5

TOTAL	$542	$547	$(6)	0.3

TOTAL INTERNATIONAL	$1,483	$1,427	$(18)	5.2

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE ADJUSTED FXN REVENUE CHANGE - TOTAL

Three Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F=D+E	G	H=F+G	I	J=(C-H-I)/H
										Comparable
		Deferred			Deferred			Comparable	Comparable	Adjusted
	Reported	Revenue	Adjusted	Reported	Revenue	Adjusted	Respiratory	Historical	FX	FXN
	2016	Adjustment	2016	2015	Adjustment	2015	Adjustment **	2015	Impact	% Change
BD MEDICAL
Medication and Procedural Solutions	$882	$—	$882	$836	$—	$836	$—	$836	$(9)	6.6
Medication Management Solutions	537	—	537	479	—	479	—	479	(3)	12.8
Diabetes Care	266	—	266	257	—	257	—	257	—	3.6
Pharmaceutical Systems	350	—	350	332	—	332	—	332	1	5.1
Respiratory Solutions	203	—	203	187	—	187	(7)	180	—	12.7
Deferred Revenue Adjustment *	(3)	3	—	(8)	8	—	—	—	—	—

TOTAL	$2,235	$3	$2,237	$2,083	$8	$2,091	$(7)	$2,084	$(12)	7.9

BD LIFE SCIENCES
Preanalytical Systems	$359	$—	$359	$349	$—	$349	$—	$349	$(4)	4.0
Diagnostic Systems	342	—	342	342	—	342	—	342	(1)	0.4
Biosciences	296	—	296	286	—	286	—	286	(1)	4.0

TOTAL	$996	$—	$996	$976	$—	$976	$—	$976	$(6)	2.7

TOTAL REVENUES	$3,231	$3	$3,234	$3,059	$8	$3,067	$(7)	$3,060	$(18)	6.3

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.
**	To reflect the impact of a distribution agreement change in the Respiratory Solutions unit that occurred toward the end of fiscal 2015, as if it had occurred as of October 1, 2014.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE ADJUSTED ORGANIC FXN REVENUE CHANGE - TOTAL

Three Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2016	2015	% Change
Reported	$3,231	$3,059	5.6
Deferred Revenue Adjustment *	3	8
Acquisitions & Divestitures Impact **	(3)	(7)
Respiratory Adjustment ***	—	(7)

Comparable Adjusted Organic	$3,231	$3,053
FX Impact	(18)

Comparable Adjusted Organic FXN	$3,249	$3,053	6.4

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.
**	Excludes the impact from non-annualized acquisitions and the following closed divestitures: Simplist and Spine.
***	To reflect the impact of a distribution agreement change in the Respiratory Solutions unit that occurred toward the end of fiscal 2015, as if it had occurred as of October 1, 2014.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE ADJUSTED REVENUE CHANGE - UNITED STATES

Twelve Months Ended September 30,

(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F=D+E	G	H	I=F+G+H	J=(C-I)/I
		Deferred		BD	Deferred		CFN		Comparable	Comparable
	Reported	Revenue	Adjusted	Reported	Revenue		Reported	Respiratory	Historical	Adjusted
	2016	Adjustment	2016	2015	Adjustment	Adjusted	1st Half 2015***	Adjustment **	2015	% Change
BD MEDICAL
Medication and Procedural Solutions	$1,959	$—	$1,959	$1,483	$—	$1,483	$427	$—	$1,910	2.5
Medication Management Solutions	1,791	—	1,791	832	—	832	843	—	1,675	6.9
Diabetes Care	521	—	521	491	—	491	—	—	491	6.0
Pharmaceutical Systems	328	—	328	304	—	304	—	—	304	7.8
Respiratory Solutions	560	—	560	297	—	297	333	(78)	552	1.6
Deferred Revenue Adjustment *	(14)	14	—	(20)	20	—	—	—	—	—

TOTAL	$5,144	$14	$5,159	$3,386	$20	$3,407	$1,603	$(78)	$4,932	4.6

BD LIFE SCIENCES
Preanalytical Systems	$715	$—	$715	$689	$—	$689	$—	$—	$689	3.7
Diagnostic Systems	600	—	600	592	—	592	—	—	592	1.4
Biosciences	433	—	433	402	—	402	—	—	402	7.9

TOTAL	$1,748	$—	$1,748	$1,683	$—	$1,683	$—	$—	$1,683	3.9

TOTAL UNITED STATES	$6,893	$14	$6,907	$5,069	$20	$5,090	$1,603	$(78)	$6,615	4.4

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.
**	To reflect the impact of a distribution agreement change in the Respiratory Solutions unit that occurred toward the end of fiscal 2015, as if it had occurred as of October 1, 2014.
***	For the quarters ended December 31, 2014 and March 31, 2015.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE FXN REVENUE CHANGE - INTERNATIONAL

Twelve Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	A	B	C	D=B+C	E	F=(A-D-E)/D
		BD	CFN	Comparable	Comparable	Comparable
	Reported	Reported	Reported	Historical	FX	FXN
	2016	2015	1st Half 2015*	2015	Impact	% Change
BD MEDICAL
Medication and Procedural Solutions	$1,454	$1,367	$117	$1,483	$(104)	5.0
Medication Management Solutions	419	201	208	409	(24)	8.2
Diabetes Care	502	521	—	521	(34)	2.9
Pharmaceutical Systems	872	863	—	863	(28)	4.2
Respiratory Solutions	263	122	138	260	(10)	5.0

TOTAL	$3,510	$3,074	$463	$3,536	$(199)	4.9

BD LIFE SCIENCES
Preanalytical Systems	$694	$701	$—	$701	$(53)	6.6
Diagnostic Systems	701	708	—	708	(41)	4.8
Biosciences	685	730	—	730	(30)	(2.1)

TOTAL	$2,080	$2,139	$—	$2,139	$(123)	3.0

TOTAL INTERNATIONAL	$5,590	$5,213	$463	$5,675	$(322)	4.2

*	For the quarters ended December 31, 2014 and March 31, 2015.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE ADJUSTED FXN REVENUE CHANGE - TOTAL

Twelve Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F=D+E	G	H	I=F+G+H	J	K=(C-I-J)/I
											Comparable
		Deferred		BD	Deferred		CFN		Comparable	Comparable	Adjusted
	Reported	Revenue	Adjusted	Reported	Revenue	Adjusted	Reported	Respiratory	Historical	FX	FXN
	2016	Adjustment	2016	2015	Adjustment	2015	1st Half 2015***	Adjustment **	2015	Impact	% Change
BD MEDICAL
Medication and Procedural Solutions	$3,413	$—	$3,413	$2,850	$—	$2,850	$544	$—	$3,394	$(104)	3.6
Medication Management Solutions	2,210	—	2,210	1,033	—	1,033	1,051	—	2,084	(24)	7.2
Diabetes Care	1,023	—	1,023	1,012	—	1,012	—	—	1,012	(34)	4.4
Pharmaceutical Systems	1,199	—	1,199	1,167	—	1,167	—	—	1,167	(28)	5.1
Respiratory Solutions	824	—	824	419	—	419	471	(78)	812	(10)	2.7
Deferred Revenue Adjustment *	(14)	14	—	(20)	20	—	—	—	—	—	—

TOTAL	$8,654	$14	$8,669	$6,460	$20	$6,480	$2,066	$(78)	$8,469	$(199)	4.7

BD LIFE SCIENCES
Preanalytical Systems	$1,409	$—	$1,409	$1,391	$—	$1,391	$—	$—	$1,391	$(53)	5.2
Diagnostic Systems	1,301	—	1,301	1,299	—	1,299	—	—	1,299	(41)	3.2
Biosciences	1,119	—	1,119	1,132	—	1,132	—	—	1,132	(30)	1.5

TOTAL	$3,829	$—	$3,829	$3,822	$—	$3,822	$—	$—	$3,822	$(123)	3.4

TOTAL REVENUES	$12,483	$14	$12,497	$10,282	$20	$10,302	$2,066	$(78)	$12,290	$(322)	4.3

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.
**	To reflect the impact of a distribution agreement change in the Respiratory Solutions unit that occurred toward the end of fiscal 2015, as if it had occurred as of October 1, 2014.
***	For the quarters ended December 31, 2014 and March 31, 2015.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE ADJUSTED ORGANIC FXN REVENUE CHANGE - TOTAL

Twelve Months Ended September 30,

(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2016	2015	% Change
Reported	$12,483	$10,282	21.4
Deferred Revenue Adjustment *	14	20
CareFusion Reported First Half FY2015 Revenue **	—	2,066
Acquisitions & Divestitures Impact ***	(34)	(27)
Respiratory Adjustment ****	—	(78)

Comparable Adjusted Organic	$12,463	$12,263
FX Impact	(322)

Comparable Adjusted Organic FXN	$12,786	$12,263	4.3

*	In accordance with U.S. GAAP business combination accounting rules, CareFusion’s deferred revenue balance was written down to reflect a fair value measurement as of the acquisition date. The deferred revenue adjustment represents the amortization of this write-down which primarily relates to software maintenance contracts in the United States. Revenues for these contracts is typically deferred and recognized over the term of the contracts.
**	For the quarters ended December 31, 2014 and March 31, 2015.
***	Excludes the impact from non-annualized acquisitions and the following closed divestitures: Simplist and Spine.
****	To reflect the impact of a distribution agreement change in the Respiratory Solutions unit that occurred toward the end of fiscal 2015, as if it had occurred as of October 1, 2014.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS

(Unaudited)

	Three Months Ended September 30,
							Foreign		Foreign
						Foreign	Currency		Currency
						Currency	Neutral		Neutral
	2016		2015		Growth	Translation	Growth	Growth %	Growth %
Reported Diluted Earnings per Share	$0.09		$0.84		$(0.75)	$(0.14)	$(0.61)	(89.3%)	(72.6%)

Purchase Accounting Adjustments ($132 million and $179 million pre-tax,respectively)	0.61	(1)	0.83	(2)
Restructuring Costs ($328 million and $135 million pre-tax, respectively) (3)	1.50		0.63
Integration Costs ($77 million and $40 million pre-tax, respectively) (3)	0.35		0.19
Transaction Costs ($2 million and $7 million pre-tax, respectively) (3)	0.01		0.03
Pension Settlement Charges ($3 million pre-tax) (4)	0.01		—
Income Tax Benefit of Special Items ($(99) million and $(123) million, respectively)	(0.46)		(0.57)

Adjusted Diluted Earnings per Share	$2.12		$1.94		$0.18	$(0.14)	$0.32	9.3%	16.5%

(1)	Includes adjustments for non-cash amortization expense of $128 million pre-tax associated with acquisition related identifiable intangible assets, including CareFusion, as well as the net amortization of purchase accounting adjustments of $3 million pre-tax to reflect CareFusion’s fixed assets, debt and deferred revenue balances at fair value as of the acquisition date recorded in accordance with ASC 805-Business Combinations. Also includes $2 million of pre-tax expense related to a net unfavorable change in the fair value of contingent consideration payments associated with certain acquisitions.
(2)	Includes adjustments for non-cash amortization expense of $152 million pre-tax associated with acquisition related identifiable intangible assets, including CareFusion, as well as the net amortization of purchase accounting adjustments of $27 million pre-tax to reflect CareFusion’s inventory, fixed assets, debt and deferred revenue balances at fair value as of the acquisition date recorded in accordance with ASC 805-Business Combinations.
(3)	Represents restructuring, integration, and transaction costs associated with the CareFusion acquisition and portfolio rationalization.
(4)	Represents pension settlement charges associated with lump sum benefit payments made from the Company’s U.S. supplemental pension plan, as such payments exceeded the service and interest components of the plan’s pension cost.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS

(Unaudited)

	Twelve Months Ended September 30,
						Foreign		Foreign
					Foreign	Currency		Currency
					Currency	Neutral		Neutral
	2016		2015	Growth	Translation	Growth	Growth %	Growth %
Reported Diluted Earnings per Share	$4.49		$3.35	$1.14	$(0.64)	$1.78	34.0%	53.1%

Purchase Accounting Adjustments ($527 million and $645 million pre-tax,respectively)	2.42	(1)	3.11 (2)
Restructuring Costs ($526 million and $271 million pre-tax, respectively) (3)	2.42		1.31
Integration Costs ($192 million and $95 million pre-tax, respectively) (3)	0.88		0.46
Transaction Costs ($10 million and $59 million pre-tax, respectively) (3)	0.04		0.29
Pension Settlement Charges ($6 million pre-tax) (4)	0.03		—
Financing Costs ($107 million pre-tax) (3)	—		0.52
Employee Termination Cost-related Amounts ($(5) million pre-tax) (5)	—		(0.02)
Litigation-related Charge ($12 million pre-tax) (6)	—		0.06
Income Tax Benefit of Special Items ($(369) million and $(400) million, respectively)	(1.70)		(1.93)
Dilutive Share Impact (7)	—		0.02

Adjusted Diluted Earnings per Share	$8.59		$7.16	$1.43	$(0.65)	$2.08	20.0%	29.1%

(1)	Includes adjustments for non-cash amortization expense of $545 million pre-tax associated with acquisition related identifiable intangible assets, including CareFusion, as well as the net amortization of purchase accounting adjustments of $7 million pre-tax to reflect CareFusion’s fixed assets, debt and deferred revenue balances at fair value as of the acquisition date recorded in accordance with ASC 805-Business Combinations. Also includes $25 million of pre-tax income related to a net favorable change in the fair value of contingent consideration payments associated with certain acquisitions.
(2)	Includes adjustments for non-cash amortization expense of $336 million pre-tax associated with acquisition related identifiable intangible assets, including CareFusion, as well as the net amortization of purchase accounting adjustments of $318 million pre-tax to reflect CareFusion’s inventory, fixed assets, debt and deferred revenue balances at fair value as of the acquisition date recorded in accordance with ASC 805-Business Combinations. Also includes an acquisition-date accounting gain of $9 million pre-tax related to a previously held equity investment.
(3)	Represents restructuring, integration, transaction and financing costs associated with the CareFusion acquisition and portfolio rationalization.
(4)	Represents pension settlement charges associated with lump sum benefit payments made from the Company’s U.S. supplemental pension plan, as such payments exceeded the service and interest components of the plan’s pension cost.
(5)	Represents an adjustment to the liability for employee termination costs recorded relative to workforce reduction actions taken in the fourth quarter of fiscal year 2014.
(6)	Represents a charge for plaintiff’s attorneys’ fees associated with the unfavorable verdict in the antitrust and false advertising lawsuit filed against BD by RTI.
(7)	Represents the dilutive impact of BD shares issued as part of purchase consideration for CareFusion acquisition prior to the consolidation of its operating results beginning on April 1, 2015. The year-to-date adjusted diluted average shares outstanding (in thousands) is 197,390.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

FY2017 OUTLOOK RECONCILIATION

	FY2016		FY2017 Outlook
	Revenues		% Change	FX Impact	% Change FXN
BDX As Reported Revenue	$12,483		(3.0% - 3.5%)	~(1.0%)	(2.0% - 2.5%)

			% Increase FXN
			Comparable
BDX As Reported Revenue	$12,483
Closed Divestitures Revenue (1)	(843)

BDX Comparable Revenue	$11,639		4.5% - 5.0%

BD Medical Revenue	$8,654
Closed Divestitures Revenue (1)	(843)

BD Medical Comparable Revenue	$7,811		4.5% - 5.0%

	FY2017 Outlook

	Full Year FY2017 Outlook		Full Year FY2016	% Increase
	(estimated)
Reported Fully Diluted Earnings per Share	$7.23 - 7.33		$4.49	NM
Purchase Accounting Adjustments	2.22		2.42
Restructuring Costs	—	(2)	2.42
Integration Costs	—	(2)	0.88
Transaction Costs	—	(2)	0.04
Pension Settlement Charges	—	(2)	0.03
Income Tax Benefit of Special Items	—	(2)	(1.70)

Adjusted Fully Diluted Earnings per Share	$9.45 - 9.55		$8.59	10% - 11%

FX Impact	$(0.17)			~(2.0%)

Adjusted FXN Growth	$9.62 - 9.72			12% - 13%

(1)	Excludes the impact from the following closed divestitures: Respiratory, Simplist and Spine.
(2)	FY2017 restructuring, integration and transaction costs, pension settlement charges, and income tax benefit of special items reflect year-to-date realized costs.

NM - Not Meaningful

FXN -  Foreign Currency Neutral